                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                     BETWEEN

                                  ADAPTEC, INC.

                                       AND

                                   ROXIO, INC.






                        EFFECTIVE AS OF NOVEMBER__, 2000

                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                TABLE OF CONTENTS

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
ARTICLE 1 DEFINITIONS.................................................................................................2

         1.1      ADAPTEC PATENTS.....................................................................................2
         1.2      ANCILLARY AGREEMENTS................................................................................2
         1.3      ASSIGNED PATENTS....................................................................................2
         1.4      CONFIDENTIAL INFORMATION............................................................................2
         1.5      DISPUTES............................................................................................2
         1.6      FIRST EFFECTIVE FILING DATE.........................................................................2
         1.7      INVENTION DISCLOSURE................................................................................3
         1.8      MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT..........................................................3
         1.9      MASTER CONFIDENTIAL DISCLOSURE AGREEMENT............................................................3
         1.10     MASTER SEPARATION AND DISTRIBUTION AGREEMENT........................................................3
         1.11     PATENTS.............................................................................................3
         1.12     PERSON..............................................................................................3
         1.13     RESTRICTED FIELD....................................................................................3
         1.14     SEPARATION DATE.....................................................................................3
         1.15     SUBSIDIARY..........................................................................................3
         1.16     THIRD PARTY.........................................................................................3
         1.17     WILD FILE PATENTS...................................................................................4

ARTICLE 2 OWNERSHIP...................................................................................................4

         2.1      OWNERSHIP OF PATENTS................................................................................4
         2.2      PRIOR GRANTS........................................................................................5
         2.3      ASSIGNMENT DISCLAIMER...............................................................................5

ARTICLE 3 PATENT LICENSES.............................................................................................5

         3.1      LICENSE TO WILD FILE PATENTS........................................................................5
         3.2      TRANSFER OF PRODUCT BY ADAPTEC......................................................................5
         3.3      ADAPTEC LICENSE TO ROXIO FOR CURRENT PRODUCTS.......................................................6
         3.4      ROXIO LICENSE TO ADAPTEC FOR CURRENT PRODUCTS.......................................................6
         3.5      ADAPTEC LICENSE TO ROXIO FOR SUBSEQUENT PRODUCTS....................................................6
         3.6      ROXIO LICENSE TO ADAPTEC FOR SUBSEQUENT PRODUCTS....................................................6
         3.7      NO LICENSE GRANTED UNDER EXCLUSIVELY LICENSED PATENTS...............................................6
         3.8      EXTENSION OF LICENSES TO SUBSIDIARIES...............................................................7
         3.9      LICENSE RIGHTS AS TO CERTAIN OTHER PATENTS..........................................................7

ARTICLE 4 ADDITIONAL OBLIGATIONS......................................................................................7

         4.1      ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS..............................................7
         4.2      RECORDATION OF LICENSES.............................................................................8


                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 5 CONFIDENTIALITY.............................................................................................9

ARTICLE 6 TERM AND TERMINATION........................................................................................9

         6.1      TERM OF AGREEMENT...................................................................................9
         6.2      VOLUNTARY TERMINATION...............................................................................9
         6.3      SURVIVAL............................................................................................9
         6.4      NO OTHER TERMINATION................................................................................9

ARTICLE 7 DISPUTE RESOLUTION..........................................................................................9

         7.1      NEGOTIATION.........................................................................................9
         7.2      PROCEEDINGS........................................................................................10
         7.3      CONTINUITY OF SERVICE AND PERFORMANCE..............................................................10

ARTICLE 8 LIMITATION OF LIABILITY....................................................................................10

ARTICLE 9 REPRESENTATIONS AND WARRANTIES.............................................................................11

         9.1      FULL POWER AND AUTHORITY...........................................................................11
         9.2      EXECUTION DULY AUTHORIZED..........................................................................11

ARTICLE 10 MISCELLANEOUS PROVISIONS..................................................................................11

         10.1     DISCLAIMER.........................................................................................11
         10.2     NO IMPLIED LICENSES................................................................................11
         10.3     INFRINGEMENT SUITS.................................................................................11
         10.4     NO OTHER OBLIGATIONS...............................................................................12
         10.5     ENTIRE AGREEMENT...................................................................................12
         10.6     CONFLICTING AGREEMENTS.............................................................................12
         10.7     GOVERNING LAW......................................................................................12
         10.8     DESCRIPTIVE HEADINGS...............................................................................12
         10.9     NOTICES............................................................................................12
         10.10    NONASSIGNABILITY...................................................................................13
         10.11    SEVERABILITY.......................................................................................14
         10.12    WAIVER OF BREACH...................................................................................14
         10.13    AMENDMENT AND EXECUTION............................................................................14

                                       -ii-

                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

         This Master Patent Ownership and License Agreement (the "Agreement") is effective as of November___, 2000 (the "Effective Date"), between Adaptec, Inc., a Delaware corporation ("Adaptec"), having an office 691 South Milpitas Boulevard, Milpitas, CA 95035, and Roxio, Inc., a Delaware corporation ("Roxio"), having an office at 461 South Milpitas boulevard, Milpitas, Boulevard, Milpitas, CA 95035.

                                    RECITALS

         WHEREAS, the Boards of Directors of each of Adaptec and Roxio have determined that it is appropriate and desirable for Adaptec to contribute and transfer to Roxio, and for Roxio to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Roxio Business and the stock, investments or similar interests currently held by Adaptec in subsidiaries and other entities that conduct such business (the "Separation");

         WHEREAS, Adaptec has caused Roxio to be incorporated in order to effect the Separation and Adaptec currently owns all of the issued and outstanding capital stock of Roxio;

         WHEREAS, Adaptec and Roxio currently contemplate that, following the contribution and assumption of assets and liabilities, Roxio will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO Registration Statement"), that will reduce Adaptec's ownership of the issued and outstanding capital stock of Roxio to not less than 80.1%;

         WHEREAS, Adaptec currently contemplates that, several months following the IPO, Adaptec will distribute to the holders of its common stock, $ 0.01 par value, by means of a pro rata distribution, all of the shares of Roxio common stock owned by Adaptec (the "Distribution");

         WHEREAS, Adaptec and Roxio intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

         WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Roxio Business.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

         1.1 ADAPTEC PATENTS. "Adaptec Patents" means all Patents, other than the Assigned Patents and Wild File Patents, having the benefit of a First Effective Filing Date before the Separation Date which are owned or licensable (without payment of royalties for the granting of licenses thereunder) by Adaptec as of the Separation Date.

         1.2 ANCILLARY AGREEMENTS. "Ancillary Agreements" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.3  ASSIGNED PATENTS.  "Assigned Patents" means only those

              (a) Patents, Patent applications and Invention Disclosures that are listed in Schedule A;

              (b) Patent applications filed on the foregoing Invention Disclosures described in Section 1.3(a);

              (c) continuations, continuations-in-part, divisionals and substitutions of any of the foregoing Patent applications described in Sections 1.3(a) and (b);

              (d) Patents which may issue on any of the foregoing Patent applications described in Sections 1.3(a)-(c);

              (e) renewals, reissues, reexaminations and extensions of the foregoing Patents described in Sections 1.3(a) and (d); and

              (f) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.3(a)-(e), including any Patent application or Patent to the extent that it claims priority from any of the foregoing Patent applications or Patents described in Sections 1.3(a)-(e).

         1.4 CONFIDENTIAL INFORMATION. "Confidential Information" has the meaning set forth in the Master Confidential Disclosure Agreement.

         1.5 DISPUTES. "Disputes" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.6 FIRST EFFECTIVE FILING DATE. "First Effective Filing Date" means the earliest effective filing date in the particular country for any Patent or any application for any Patent. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (i) the actual filing date of the United States Patent application which issued into such Patent, (ii) the priority date under 35 U.S.C. Section 119 for such Patent, or (iii) the priority date under 35 U.S.C. Section 120 for such Patent.

         1.7 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention conceived before the Separation Date and which is (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records).

         1.8 MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT. "Master Assignment and Assumption Agreement" means the Master Assignment and Assumption Agreement between the parties.

         1.9 MASTER CONFIDENTIAL DISCLOSURE AGREEMENT. "Master Confidential Disclosure Agreement" means the Master Confidential Disclosure Agreement between the parties.

         1.10 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" means the Master Separation and Distribution Agreement between the parties.

         1.11 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

         1.12 PERSON. "Person" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.13 RESTRICTED FIELD. "Restricted Field" means software products
(a) which do not have a hardware component as a material part of the solution sold or licensed to the customer, and (b) which are intended for use primarily on desktop, laptop, palmtop or similar personal computers (as distinguished from use primarily on servers, storage area networks, or other products primarily designed as storage products).

         1.14 SEPARATION DATE. "Separation Date" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.15 SUBSIDIARY. "Subsidiary" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.16 THIRD PARTY. "Third Party" means a Person other than Adaptec and its Subsidiaries and Roxio and its Subsidiaries.

         1.17 WILD FILE PATENTS. "Wild File Patents" means only the following held legally or beneficially by Adaptec's wholly owned Subsidiary Wild File, Inc. on the Separation Date, all of which are transferred to Roxio, together with the capital stock of Wild File, Inc., under the General Assignment and Assumption Agreement:

              (a) Patents, Patent applications and Invention Disclosures that are listed in Schedule __

              (b) Any other Patents, Patent applications and Invention Disclosures legally or beneficially held by Wild File, Inc.;

              (c) Patent applications filed on the foregoing Invention Disclosures described in Sections 1.17(a) and (b);

              (d) continuations, continuations-in-part, divisionals and substitutions of any of the foregoing Patent applications described in Sections 1.17(a), (b) and (c);

              (e) Patents which may issue on any of the foregoing Patent applications described in Sections 1.17(a)-(d);

              (f) renewals, reissues, reexaminations and extensions of the foregoing Patents described in Sections 1.17(a), (b) and (e); and

              (g) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.17(a)-(f), including any Patent application or Patent to the extent that it claims priority from any of the foregoing Patent applications or Patents described in Sections 1.17(a)-(f).

                                    ARTICLE 2

                                    OWNERSHIP

         2.1  OWNERSHIP OF PATENTS.

              (a) ASSIGNED PATENTS. Subject to Sections 2.2 and 2.3 below, Adaptec hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Roxio, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Patents, to be held and enjoyed by Roxio, its successors and assigns. Adaptec further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Roxio all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Assigned Patents and the right to claim priority from the Assigned Patents. Adaptec will, without demanding any further consideration therefor, at the request and expense of Roxio (except for the value of the time of Adaptec employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations, continuations-in-part and divisionals of, or reissuing or re-examining, said Assigned Patents and for evidencing, maintaining, recording and perfecting Roxio's rights to said Assigned Patents, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Roxio for each Patent jurisdiction.

         2.2 PRIOR GRANTS. Roxio acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by Adaptec or its Subsidiaries with respect to the Assigned Patents prior to the Effective Date. Adaptec shall respond to reasonable inquiries from Roxio regarding any such prior grants.

         2.3 ASSIGNMENT DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF SUCH PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING).

                                    ARTICLE 3

                                 PATENT LICENSES

         3.1 LICENSE TO WILD FILE PATENTS. Roxio hereby grants to Adaptec a nonexclusive, irrevocable, fully paid-up, worldwide license, without the right to grant sublicenses, under the Wild File Patents to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import any products and services embodying or made in accordance with any invention of the Wild File Patents, but excluding products within the Restricted Field.

         3.2 TRANSFER OF PRODUCT BY ADAPTEC. If Adaptec shall transfer to a third party (a "Transferee") a product licensed under the Wild File Patents under Section 3.1 (a "Transferred Product"), as part of a transfer of assets, stock or other rights in a product line, then, after Adaptec's notification to Roxio of such transfer, Adaptec may transfer its license for the Transferred Product to the Transferee on the condition that Adaptec becomes unlicensed for the Transferred Product (as that term is defined in the agreement transferring the product from Adaptec to the Transferee ("Product Transfer Agreement")). The foregoing shall not affect Adaptec's license under the Wild File Patents with respect to any other product.

            Roxio hereby grants Adaptec an option for a royalty free license under the Wild File Patents of the same scope as the license transferred to the Transferee, provided that the scope of the license in such option shall be reduced to conform with such restrictions (including time restrictions), if any, on Adaptec's ability to compete with the Transferred Product as may be agreed to between Adaptec and the Transferee. Adaptec may exercise such option, by giving written notice to Roxio after such transfer, during such time as Roxio holds such Wild File Patents and subject to any such restrictions, and, if any such restrictions have been agreed to, including with such notice a copy of the relevant sections of the Product Transfer Agreement or related agreement that sets forth such restrictions.

         3.3 ADAPTEC LICENSE TO ROXIO FOR CURRENT PRODUCTS. Adaptec hereby grants to Roxio a nonexclusive, irrevocable, fully paid-up, worldwide license, without the right to grant sublicenses, under the Adaptec Patents to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import any products and services that are commercially released by Roxio prior to or on the Separation Date that embody or are made in accordance with any invention of the Adaptec Patents ("Current Roxio Licensed Products").

         3.4 ROXIO LICENSE TO ADAPTEC FOR CURRENT PRODUCTS. Roxio hereby grants to Adaptec a nonexclusive, irrevocable, fully paid-up, worldwide license, without the right to grant sublicenses, under the Assigned Patents to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import any products and services that are commercially released by Adaptec prior to or on the Separation Date that embody or are made in accordance with any invention of the Assigned Patents ("Current Adaptec Licensed Products").

         3.5 ADAPTEC LICENSE TO ROXIO FOR SUBSEQUENT PRODUCTS. Adaptec hereby grants to Roxio a nonexclusive, irrevocable, fully paid-up, worldwide license, without the right to grant sublicenses, under the Adaptec Patents to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import products or services containing functionality (a) embodied in a Current Roxio Licensed Product, and (b) embodying or made in accordance with any invention(s) of the Adaptec Patents. Such license shall not extend to any functionality or feature of the product or service not embodied in a Current Roxio Licensed Product.

         3.6 ROXIO LICENSE TO ADAPTEC FOR SUBSEQUENT PRODUCTS. Roxio hereby grants to Adaptec a nonexclusive, irrevocable, fully paid-up, worldwide license, without the right to grant sublicenses, under the Assigned Patents to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import products or services containing functionality (a) embodied in a Current Adaptec Licensed Product, and (b) embodying or made in accordance with any invention(s) of the Assigned Patents. Such license shall not extend to any functionality or feature of the product or service not embodied in a Current Adaptec Licensed Product.

         3.7 NO LICENSE GRANTED UNDER EXCLUSIVELY LICENSED PATENTS. Not withstanding any other statement in this Agreement, no license is granted by Roxio to Adaptec under any Patent to the extent such Patent was exclusively licensed or exclusively optioned to a third party by Adaptec before the Separation Date.

         3.8 EXTENSION OF LICENSES TO SUBSIDIARIES. Notwithstanding any prohibition on sublicenses set forth in this Article 3, the licenses granted in this Agreement shall include the right of the parties hereto to sublicense their respective Subsidiaries. Each sublicensed Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of the party with whom the sublicense originated. If a sublicensed Subsidiary ceases to be a Subsidiary and holds any patents or patent applications under which a party hereto is licensed, such license will continue for the life of such patents or patent applications. Any sublicense granted to a Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary.

         3.9 LICENSE RIGHTS AS TO CERTAIN OTHER PATENTS. If Adaptec holds rights under any patent that would qualify as one of the Adaptec Patents solely but for the requirement of payment of royalties for the granting of licenses thereunder ("Royalty Bearing Patent"), Adaptec agrees, within a reasonable time of Roxio's written request, to grant Roxio a license under the Royalty Bearing Patent ("Royalty Bearing Patent License"). Such Royalty Bearing Patent License shall be granted under the terms and conditions of licenses granted to Roxio herein under the Adaptec Patents, but only during such time as Adaptec holds such rights under the Royalty Bearing Patent and at the royalty rate which Adaptec is obligated to pay for the grant of such Royalty Bearing Patent License.

                                    ARTICLE 4

                             ADDITIONAL OBLIGATIONS

         4.1  ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS

              (a) The parties will cooperate to effect a smooth transfer of the responsibility for prosecution, maintenance and enforcement of the Assigned Patents and Wild File Patents from Adaptec or any Subsidiary to Roxio. Until such transfer has been effected, Adaptec agrees to continue the prosecution and maintenance of, and ongoing litigation (if any) with respect to, the Assigned Patents and Wild File Patents (including payment of maintenance fees), and to maintain its files and records relating to the Assigned Patents and Wild File Patents using the same standard of care and diligence that it uses with respect to Adaptec's Patents. Roxio will reimburse Adaptec for all actual and reasonable expenses (excluding the value of the time of Adaptec employees) to continue to prosecute and maintain the Assigned Patents and Wild File Patents after the Effective Date until the transfer of responsibility for the Assigned Patents and Wild File Patents has been completed and to continue any such ongoing litigation. The parties shall agree on a case by case basis on compensation, if any, of Adaptec for the value of time of Adaptec's employees as reasonably required in connection with any such litigation. Adaptec will provide Roxio with the originals or copies of its files relating to the Assigned Patents and Wild File Patents upon such transfer or at such earlier time as the parties may agree.

              (b) Adaptec shall provide continuing reasonable support to Roxio with respect to the Assigned Patents and Wild File Patents, including by way of example the following:

                  (i) executing all documents prepared by Roxio necessary for prosecution, maintenance, and litigation of the Assigned Patents and Wild File Patents,

                  (ii) making available to Roxio or its counsel, inventors and other persons employed by Adaptec for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Assigned Patents and Wild File Patents, including the signing of documents related thereto,

                  (iii) forwarding copies of all correspondence sent and received concerning the Assigned Patents and Wild File Patents within a reasonable period of time after receipt by Adaptec, and

                  (iv) making all relevant documents in the possession or control of Adaptec and corresponding to the Assigned Patents and Wild File Patents, or any licenses thereunder, available to Roxio or its counsel.

Any actual and reasonable out-of-pocket expenses associated with any such assistance shall be borne by Roxio, expressly excluding the value of the time of such Adaptec employees; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of Adaptec for the value of the time of Adaptec's employees as reasonably required in connection with such litigation.

         4.2  RECORDATION OF LICENSES

              (a) For any country, now or in the future, that requires the express consent of all inventors or their assignees to the grant of licenses or rights under Patents issued in such countries for Assigned Patents, Wild File Patents or Adaptec Patents:

                  (i) each party shall give such consent, or shall obtain such consent from its employees, its Subsidiaries or employees of any of its Subsidiaries, as required to make full and effective any such licenses and rights respecting any Patent license granted to a grantee hereunder by such party; and

                  (ii) each party shall take steps that are reasonable under the circumstances to obtain from Third Parties whatever other consents are necessary to make full and effective such licenses and rights respecting any Patent license purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such Third Parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

              (b) Each party agrees, without demanding any further consideration, to execute (and to cause its Subsidiaries to execute) all documents reasonably requested by the other party to effect recordation of the license relationship between the parties created by this Agreement.

                                    ARTICLE 5

                                 CONFIDENTIALITY

         The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information which is the subject matter of this Agreement.

                                    ARTICLE 6

                              TERM AND TERMINATION

         6.1 TERM OF AGREEMENT. The term of this Agreement shall be from the Effective Date until the last to expire of the Assigned Patents and the Wild File Patents.

         6.2 VOLUNTARY TERMINATION. By written notice to the other party, either party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by the other party. Such notice shall specify the effective date of such termination and shall clearly specify any affected Patent, Patent application, Invention Disclosure, product or service.

         6.3 SURVIVAL. Any voluntary termination of licenses and rights of a party under Section 6.2 shall not affect such party's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to such party hereunder.

         6.4 NO OTHER TERMINATION. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof, shall be, subject to the requirements of Article 7, to bring a claim to recover damages and to seek any other appropriate equitable relief.

                                    ARTICLE 7

                               DISPUTE RESOLUTION

         Resolution of any and all Disputes arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of this Article 7.

         7.1 NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Adaptec and Roxio. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice of a Dispute is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this Section 7.1, all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in Section 7.2, neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

         7.2 PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to Section 7.1, while such court action is pending.

         7.3 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 7 with respect to all matters not subject to such dispute, controversy or claim.

                                    ARTICLE 8

                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS TO THE EXTENT NOT LICENSED OR COVENANTED HEREIN; PROVIDED FURTHER THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

         9.1 FULL POWER AND AUTHORITY. Each party represents and warrants that as of the Effective Date it has the full legal right, power and authority to enter into and perform this Agreement.

         9.2 EXECUTION DULY AUTHORIZED. Each party represents and warrants that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and that the individual executing such document on its behalf is duly authorized to do so.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL PATENTS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation as to the validity and/or scope of any Patent licensed by it to the other party hereunder or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

         10.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Assigned Patents, Wild File Patents and Adaptec Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information except as specifically provided herein.

         10.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Patent or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any Patent. Unless the parties otherwise agree in writing, neither party shall have any right to institute any action or suit against Third Parties for infringement of any Patent owned by the other party.

         10.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries is obligated to (i) file any Patent application, or to secure any Patent or Patent rights, (ii) to maintain any Patent in force, or (iii) provide any technical assistance, except for the obligations expressly assumed in this Agreement.

         10.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         10.6 CONFLICTING AGREEMENTS. In the event of a conflict between this Agreement and the Master Separation and Distribution Agreement or the other Ancillary Agreements, the provisions of this Agreement shall prevail.

         10.7 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 7 above.

         10.8 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         10.9 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with electronic receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

         If to Adaptec, Inc.:
         -------------------

                  Adaptec, Inc.

                  691 S. Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  Vice President and General Counsel
                  Facsimile No.:  (408) 957-7137

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Henry P. Massey, Jr.
                  Facsimile No.:  650-493-6811

         If to Roxio, Inc.:
         -----------------

                  Roxio, Inc.
                  461 South Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention:  [             ]
                  Facsimile No.:  [                 ]

         with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention:  Kevin A. Coyle
                  Facsimile No.:  916-930-3201

Adaptec and Roxio may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this Section 10.8.

         10.10 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign or transfer this Agreement to a Person (i) that succeeds to all or substantially all of its business or assets of such party, or (ii) in a merger, acquisition or other corporate reorganization in which such party is a constituent corporation, as long as such Person agrees to accept all of the terms set forth herein. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         10.11 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

         10.12 WAIVER OF BREACH. A waiver of breach hereof shall be made only by a writing signed by the party making such waiver. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         10.13 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Adaptec and Roxio by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         WHEREFORE, the parties have signed this Master Patent Ownership and License Agreement effective as of the date first set forth above.

ADAPTEC, INC                              ROXIO, INC.

By:_____________________________          By:_____________________________

Name:___________________________          Name:___________________________

Title:__________________________          Title:__________________________